Exhibit 10.1

Execution Copy

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of July 31, 2018 (this "Amendment"), is among INFUSYSTEM HOLDINGS, INC., INFUSYSTEM HOLDINGS USA, INC., INFUSYSTEM, INC., FIRST BIOMEDICAL, INC., IFC LLC (collectively, the "Borrowers"), any other Loan Parties party hereto, and JPMORGAN CHASE BANK, N.A. (the "Lender").

RECITAL

The Borrowers, any other Loan Parties party thereto, and the Lender are parties to a Credit Agreement dated as of March 23, 2015 (as amended or modified from time to time, the "Credit Agreement"). The Borrowers desire to amend the Credit Agreement, all as set forth herein, and the Lender is willing to do so in accordance with the terms hereof. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE 1.	AMENDMENTS TO CREDIT AGREEMENT

Upon the satisfaction of the conditions specified in Article 3 hereof, the Credit Agreement is amended as of the date hereof as follows:

1.1         The following definitions are hereby added to Section 1.01 of the Credit Agreement, in the appropriate alphabetical order thereto:

“2018 Share Repurchase” means the repurchase during the 2018 fiscal year by the Borrowers of up to 2,774,194 shares of capital stock from Ryan Morris, his affiliates, and a second shareholder to be identified, in an aggregate amount not to exceed $8,600,000, in accordance with a separate repurchase agreement and other related agreements between InfuSystem Holdings, Inc. and the selling stockholders.

“Capital Expenditure Loans” means the Capital Expenditure Loans extended by the Lender to the Borrowers pursuant to Section 2.01(f).

“Capital Expenditure Loan Commitment” means the aggregate commitment of the Lender to make the Capital Expenditure Loans, which aggregate commitment shall be Six Million Four Hundred Thousand Dollars ($6,400,000) on the Fourth Amendment Effective Date. After advancing the Capital Expenditure Loans, each reference to the Capital Expenditure Loan Commitment shall refer to the outstanding amount of the Capital Expenditure Loans plus any undrawn amounts remaining with respect to the Capital Expenditure Loan facility.

“Capital Expenditure Loan Draw Period” means the period commencing on the Fourth Amendment Effective Date and ending on the earliest of (a) the date upon which the aggregate Capital Expenditure Loan Commitment is fully advanced pursuant to Section 2.01(f), and (b) December 31, 2019 (if the same is a Business Day, or if not then the immediately next succeeding Business Day).

“Capital Expenditure Loan Maturity Date” means December 31, 2024 (if the same is a Business Day, or if not then the immediately next succeeding Business Day).

“Eligible Equipment” means any Medical Equipment Held for Sale or Rental, free and clear of any Liens, other than those in favor of the Lender.

“Fourth Amendment” means the Fourth Amendment to this Agreement among the parties hereto.

“Fourth Amendment Effective Date” means the effective date of the Fourth Amendment.

“Term C Commitment” means the commitment of the Lender to make a Term C Loan, expressed as an amount representing the maximum principal amount of the Term C Loan to be made by the Lender. The amount of the Lender’s Term C Commitment on the Fourth Amendment Effective Date is $8,600,000.

“Term C Loan” means a Loan made pursuant to Section 2.01(e).

“Term C Maturity Date” means December 6, 2021 (if the same is a Business Day, or if not then the immediately next succeeding Business Day).

1.2         The following definitions set forth in Section 1.01 shall be amended and restated as follows:

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) the Term Loans made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, and (c) the Capital Expenditure Loans made on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, or Capital Expenditure Loans, and (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Commitment or Capital Expenditure Loan Commitment.

“Commitment” means the sum of the Revolving Commitment, Term Commitments and Capital Expenditure Loan Commitment.

“Term Commitments” means the Term A Commitment and the Term B Commitment, provided that such were replaced as of the First Amendment Effective Date with a Term Loan in an aggregate amount equal to $32,000,000, and the Term C Commitment.

“Term Loans” means the Term A Loans and the Term B Loans, provided that such were replaced and refinanced as of the First Amendment Effective Date with a Term Loan in an aggregate amount equal to $32,000,000, and the Term C Loan.

1.3         The definition of “Fixed Charges” in Section 1.01 of the Credit Agreement is amended by adding the following to the end of the first sentence thereof: “provided, however, that the 2018 Share Repurchase, in an aggregate amount not to exceed $8,600,000, shall not be included in the calculation of Fixed Charges.”

1.4         Section 2.01 shall be amended by adding the following subsections (e) and (f) immediately following subsection (d):

(e) Subject to the terms and conditions set forth herein, the Lender agrees to make the Term C Loan in dollars to the Borrowers, on the Fourth Amendment Effective Date, in a principal amount not to exceed the Lender’s Term C Commitment. Amounts prepaid or repaid in respect of Term C Loan may not be reborrowed.

(f) Subject to the terms and conditions set forth herein, each Lender agrees to make Capital Expenditure Loans to the Borrowers from the Fourth Amendment Effective Date until December 31, 2019, in an aggregate amount equal to the Capital Expenditure Loan Commitment, by making immediately available funds available to the account designated by the Borrowers in writing. Each Borrowing of Capital Expenditure Loans shall be used solely to purchase Eligible Equipment to be used in Borrowers’ business and shall be in amounts not to exceed 90% of the invoiced hard costs of such acquired equipment. Amounts repaid in respect of Capital Expenditure Loans may not be reborrowed.

1.5         Section 2.02(d) shall be restated as follows:

(d)      Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date, the Term Maturity Date or the Capital Expenditure Loan Maturity Date, as applicable.

1.6         Section 2.03 of the Credit Agreement shall be amended by adding the following subsection (b):

(b)   Requests for Capital Expenditure Borrowings. To request a Capital Expenditure Borrowing, the Borrowers shall notify the Lender of such request either in writing delivered by hand or fax (or transmitted by electronic communication, if arrangements for doing so have been approved by the Lender) in a form approved by the Lender and signed by the Borrowers (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Detroit time, three Business Days before the date of the proposed Borrowing or (b) in the case of an CBFR Borrowing, not later than noon, Detroit time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Lender of a written Borrowing Request in a form approved by the Lender and signed by the Borrowers. Each such Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an CBFR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period; and

(v) a description of the equipment to be acquired with the proceeds of such Borrowing, together with a copy of the invoice for such equipment and such other documents and supporting materials reasonably requested by the Lender.

If no election as to the Type of Borrowing is specified, then the requested Borrowing constituting a Capital Expenditure Loan shall be a CBFR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing constituting a Capital Expenditure Loan, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

1.7     Section 2.07(a) shall be restated as follows:

(a) Unless previously terminated, (i) the Term Commitments shall terminate on the Term Maturity Date, (ii) the Capital Expenditure Loan Commitment shall terminate at the Capital Expenditure Loan Maturity Date, and (iii) the Revolving Commitment shall terminate on the Revolving Credit Maturity Date.

1.8         Section 2.08 of the Credit Agreement shall be amended by restating subsection (b) and (c) in its entirety as follows:

(b)(i)  The Borrowers hereby unconditionally agree that the Term A Loans and the Term B Loans are replaced and refinanced in full as of the First Amendment Effective Date with a Term Loan in an aggregate amount equal to $32,000,000 made under Section 2.01(d), the Borrowers acknowledge and agree that the principal balance of such Term A Loans and the Term B Loans as of the Fourth Amendment Effective Date is $25,102,969. As of the Fourth Amendment Effective Date, the Borrowers hereby unconditionally promise to pay to the Lender the principal amount of the Term A Loans and the Term B Loans commencing with the last Business Day of September, 2018 and on the last Business Day of each March, June, September and December thereafter, in consecutive quarterly principal installments each in the amount of $896,000 (as adjusted from time to time pursuant to Section 2.09(d) or 2.16(b)).

(ii)   The Borrowers hereby unconditionally promise to pay to the Lender the principal amount of Term C Loan on the last Business Day of each March, June, September and December in consecutive quarterly principal installments each in the amount of $307,143 (as adjusted from time to time pursuant to Section 2.09(d) or 2.16(b)).

To the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the Borrowers on the Term Maturity Date.

(c)   With respect to the Capital Expenditure Loans, the Borrowers hereby unconditionally promise to pay to the Lender, commencing with the last Business Day of December 2019 and on the last Business Day of each March, June, September and December thereafter, in consecutive quarterly principal installments based on a five (5) year amortization of the then outstanding balance as of December 31, 2019 (as adjusted from time to time pursuant to Section 2.09(d) or 2.16(b)). To the extent not previously paid, all unpaid Capital Expenditure Loans shall be paid in full in cash by the Borrowers on the Capital Expenditure Loans Maturity Date.

1.9         Section 2.09(d) of the Credit Agreement is restated as follows:

(d)  All prepayments required to be made pursuant to Section 2.09(c) shall be applied, first to prepay the Term Loans (and in the event Term Loans of more than one Class shall be outstanding at the time, shall be allocated among the Term Loans pro rata based on the aggregate principal amounts of outstanding Term Loans of each such Class), and such prepayments of the Term Loans shall be applied to reduce the remaining scheduled repayments of Term Loans of each Class in the inverse order of maturity (with any prepayments applied first to the payment at final maturity), second to prepay the Revolving Loans without a corresponding reduction in the Revolving Commitment, third to cash collateralize outstanding LC Exposure, and fourth to prepay the Capital Expenditure Loans (with such prepayments to be applied to reduce the remaining scheduled repayments of Capital Expenditure Loans in the inverse order of maturity). Within each such category, such prepayments shall be applied first to CBFR Loans and then to Eurodollar Loans in order of Interest Period maturities (beginning with the earliest to mature).

1.10       Section 2.09(f) of the Credit Agreement is hereby deleted in its entirety.

1.11       Sections 3.15, 316, 3.17 and 3.24(b) of the Credit Agreement are each amended by replacing each reference therein to “Effective Date” with “Fourth Amendment Effective Date”.

1.12       The following new Section 4.02(e) is added the Credit Agreement:

(e)     Each Borrowing of a Capital Expenditure Loan (x) represents an amount not to exceed 90% of the invoiced hard costs of equipment being acquired by the Borrowers with the proceeds of such Borrowing and (y) shall not be used for any purpose other than the acquisition of Eligible Equipment, and all equipment acquired with the proceeds of any Capital Expenditure Loans shall be acquired free and clear of all Liens and no Indebtedness (other than the Capital Expenditure Loans) may be incurred in connection therewith. All Eligible Equipment shall be subject to any additional conditions required by Lender.

1.13       Section 5.08(a) is amended by adding the following phrase to the end of the first sentence thereof:

“and proceeds of any Term C Loan shall be used solely to pay the purchase price for the 2018 Share Repurchase (or any customary transaction fees and expenses (including, without limitation, those of advisors and counsel) or integration expenses in connection therewith, provided that the aggregate amount of all such transaction fees and expenses and integration expenses shall not exceed $8,600,000).

1.14       Section 6.01(b) is amended by replacing the reference therein to “on the date hereof” with “on the Fourth Amendment Effective Date”.

1.15       Section 6.08(a) is amended by (i) re-designating Section 6.08(a)(iv) as Section 6.08(a)(v), (ii) adding the following new Section 6.08(a)(iv) immediately prior thereto, and (iii) replacing the reference in Section 6.08(a)(v) to “$2,500,000” with “$10,000,000 (provided that the 2018 Share Repurchase amount shall be excluded)”:

     (iv)     as long as no Default has occurred and is continuing or would result after giving effect to such Restricted Payment, the Company may make the Restricted Payments required in connection with the 2018 Share Repurchase which, as an abundance of caution, shall not exceed $8,600,000.

1.16       Section 6.12(b) is restated as follows:

(b) Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio to be less than 1.15:1.0 at any time on or after the Fourth Amendment Effective Date.

1.17       Section 6.12(c) of the Credit Agreement is hereby deleted in its entirety.

ARTICLE 2.	REPRESENTATIONS

In order to induce the Lender to enter into this Amendment, each Borrower represents and warrants to the Lender that the following statements are true, correct and complete:

2.1       The execution, delivery and performance of this Amendment and the other Loan Documents executed in connection herewith are within its powers, have been duly authorized and are not in contravention with any law, or the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

2.2       Each of this Amendment and the other Loan Documents executed in connection herewith is valid and binding in accordance with its terms.

2.3       After giving effect to the amendments herein contained and the satisfaction of the conditions described in Article 3 below, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and no Default has occurred and is continuing.

ARTICLE 3.	CONDITIONS PRECEDENT.

This Amendment shall be effective as of the date hereof when each of the following is satisfied:

3.1       The Borrowers and the Lender shall have executed this Amendment.

3.2       Each Loan Party shall deliver an officers’ certificate and resolutions satisfactory to the Lender.

3.3       The Borrowers shall have paid an amendment fee in the amount of $20,000, to the Lender.

3.4       Such other agreements and documents requested by the Lender shall have been delivered to the Lender, including without limitation any additional Collateral Documents requested by the Lender.

ARTICLE 4.	MISCELLANEOUS.

4.1       References in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. This Amendment is a Loan Document.

4.2       Except as expressly amended hereby, each Borrower agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing.

4.3       Each Borrower represents and warrants that it is not aware of any claims or causes of action against the Lender or any of its affiliates, successors or assigns, and that it has no defenses, offsets or counterclaims with respect to the Secured Obligations. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each Borrower, on behalf of itself and its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns (the "Releasing Parties"), hereby releases the Lender and its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns (the “Released Parties”), from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to this Agreement, the other Loan Documents, all transactions relating to this Agreement or any of the other Loan Documents or the business relationship among, or any other transactions or dealings among, the Releasing Parties or any of them and the Released Parties or any of them.

4.4       This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment shall not be deemed to have otherwise prejudiced any present or future right or rights which the Lender now has or may have under the Credit Agreement or in any other Loan Document and, in addition, shall not entitle any Borrower to a waiver, amendment, modification or other change to, of or in respect of any provision of Credit Agreement or in any other Loan Document in the future in similar or dissimilar circumstances. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and signatures sent by facsimile or other electronic imaging shall be effective as originals.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.

INFUSYSTEM HOLDINGS, INC.

By /s/ Gregory W. Schulte
Name: Gregory W. Schulte
Title: EVP & CFO

INFUSYSTEM, INC.

By /s/ Gregory W. Schulte
Name: Gregory W. Schulte
Title: EVP & CFO

FIRST BIOMEDICAL, INC.

By /s/ Gregory W. Schulte
Name: Gregory W. Schulte
Title: EVP & CFO

IFC LLC

By /s/ Gregory W. Schulte
Name: Gregory W. Schulte
Title: EVP & CFO

INFUSYSTEM HOLDINGS USA, INC.

By /s/ Gregory W. Schulte
Name: Gregory W. Schulte
Title: EVP & CFO

JPMORGAN CHASE BANK, N.A.

By /s/ Cathy Smith
Name: Cathy Smith
Title: Senior Underwriter